Exhibit 99.1

Ariba Completes Acquisition of Procuri

SUNNYVALE, Calif., December 17, 2007 – Ariba, Inc. (Nasdaq: ARBA) today announced that it has completed the acquisition of Procuri, Inc. a privately-held provider of on-demand supply management solutions. With the acquisition, Ariba extends its position as the leading provider of spend management solutions to companies of all sizes.

“The acquisition of Procuri is a very positive step for Ariba that builds upon our successful on-demand strategy,” said Bob Calderoni, CEO, Ariba. “On-demand is the fastest growing segment in the spend management market, and Ariba is the clear leader with its share of more than 40 percent. By working to integrate Procuri’s offerings into our already robust portfolio of solutions in the months ahead, we can further extend our leadership and deliver on our promise to make spend management available and affordable to all companies.”

Originally announced on September 20, the acquisition of Procuri also provides Ariba with extensive experience in delivering on-demand solutions and strength in selling software-as-a-service that will enable Ariba to accelerate the growth of its subscription software business.

“Procuri had great success selling to both the enterprise and the mid-market, accumulating over 300 customers with nearly 70 percent of them under $5 billion in revenue,” Calderoni continued. “Software-as-a-service is something they did from day one, and with that comes a lot of know-how about how to successfully go to market with these types of solutions. Clearly this is something we can leverage at Ariba to fuel continued growth of both our revenue and market share.”

About Ariba, Inc.

Ariba, Inc. is the leading provider of spend management solutions to help companies realize rapid and sustainable bottom line results. Successful companies around the world in every industry use Ariba Spend Management™ software and services. Ariba can be contacted in the U.S. at 1.650.390.1000 or at www.ariba.com

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Copyright © 1996 – 2007 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE and SupplyWatch are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Electronic Invoice Presentment and Payment, Ariba Invoice, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE and It’s Time for Spend Management are trademarks or service marks of Ariba, Inc. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K for the year ended September 30, 2007.

Investor Contact:

Ariba Investor Relations

Ariba, Inc.

(650) 390-1200

Investor@ariba.com

Media Contacts:

Karen Master

Ariba, Inc.

412-297-8177

kmaster@ariba.com

Andrea Soltysiak

Procuri, Inc.

(404) 720-1153

asoltysiak@procuri.com